UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 30, 2014

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(801) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c)

TABLE OF CONTENTS

Item 1.01	Entry into Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Item 9.01	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EX. 10.1	Working Capital Loan Contract, dated April 30, 2014, by and between Northern Altair Nanotechnologies Co., Limited and the Bank of Handan Co., Ltd. Wu’an Sub-branch.

Item 1.01	Entry into Material Definitive Agreement

The information set forth in Item 2.03 is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 30, 2014, Northern Altair Nanotechnologies Co., Limited (the “Company”), an indirect subsidiary of Altair Nanotechnologies Inc., entered into, and closed, a financing under a Working Capital Loan Contract (the “Agreement”) and related documents with the Bank of Handan Co., Ltd., Wu’an Sub-branch with respect to RMB 130,000,000 or approximately USD $21,090,200 loan. The interest rate on this loan is fixed at 9%, with interest payable monthly in arrears. The maturity date is April 28, 2015, at which time all outstanding principal and unpaid interest is due and payable. The loan is a guaranteed (credit/guarantee) loan and the guarantee manner is joint and several liability.

Proceeds of the Loan will be used for general working capital requirements.

The description set forth above is a summary and necessarily does not include all terms and conditions of the Agreement and is qualified by the actual terms and conditions of the Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 20, 2014, the Company received a letter from the Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with the continuous listing rules due to its failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 on a timely basis. Under the rules, the Company has until June 16, 2014 to submit a plan to regain compliance and if the plan is accepted, the Company could be granted up to 180 calendar days from the date of its initial filing delinquency, or until October 13, 2014, to regain compliance.

The Company expects to file its Annual Report for the year ended December 31, 2013 and Quarterly Report for the quarter ended March 31, 2014 as soon as practical and expects to submit a plan to regain compliance within the timelines prescribed by the letter and Nasdaq rules.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits.

10.1 Working Capital Loan Contract, dated April 30, 2014, by and between Northern Altair Nanotechnologies Co., Limited and the Bank of Handan Co., Ltd. Wu’an Sub-branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: May 27, 2014	By:	/s/ Karen Werner
Karen Werner, Interim Chief Financial Officer